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                            AGENCY ACCOUNT AGREEMENT

                             CHARLOTTE RUSSE, INC.
                              1515 Shoreham Place
                              San Diego, CA 92122
                              Tel: (619) 587-9900
                              Fax: (619) 587-0619

                               December 5, 1997


[Agency Account Institution]
[Address]

          Re: Account No. 14508-02607


Ladies and Gentlemen:

     This letter refers to Account No. and all other accounts (collectively, the "Store Account") which [Name of Borrower] (the "Company") maintains with you ("you" or the "Bank").

     The Company hereby notifies you that it has entered into certain financial arrangements with BankBoston, N.A., as agent (the "Agent") for itself and other lending institutions and, in connection with those financial arrangements, it has transferred exclusive ownership and control of the Store Account to the Agent.

     By its execution and delivery of this letter to the Agent, the Bank irrevocably acknowledges and agrees as follows: (a) the Bank has been advised that all funds which may from time to time be on deposit in the Store Account are the property of the Agent; (b) the Bank shall disclose to the Agent such information relating to the Store Account and the debits and credits thereto as the Agent may from time to time reasonably request; (c) except as set forth below, the Bank will not exercise any right of set-off, banker's lien or any similar right in favor of itself or any other person in connection with any monies, checks, drafts, instruments or other items of payment deposited into the Store Account, or any funds on deposit thereon; (d) the Bank will collect all monies, checks, drafts, instruments and other items of payment deposited into the Store Account; and (e) upon the Bank's receipt of written notice from the Agent, it will on a daily basis transfer the collected available balance of funds standing to the credit of the Store Account by wire transfer (or other means acceptable to the Agent) solely to:

          BankBoston, N.A.
          Account #________________
          ABA 0 11000930


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          Re: Charlotte Russe, Inc.
          Attn: Terese A. McLaughlin, Large Corporate

(the "Agent Concentration Account") or such other destination as the Agent shall designate. The Agent hereby notifies you that the Agent will from time to time access the Store Account for the sole purpose of facilitating the transfer of funds therein to the Agent Concentration Account pursuant to the instructions set forth in the foregoing sentence.

     For providing the services described in this letter agreement, the Company shall pay to the Bank a nonrefundable monthly fee of $_, payable in advance. This fee is in addition to the Bank's customary wire transfer of funds. The Bank is authorized to debit the Store Account to pay this fee and the wire transfer charges.

     Notwithstanding anything in this letter to the contrary, the Bank Shall have the right to deduct from or set off against amounts from time to time in the Store Account (1) its usual and customary costs and expenses in respect of interest on overdrafts and any return items, and its usual and customary fees and expenses associated with any such return item, overdraft and/or the maintenance of the Store Account and (ii) the face amount (or portion thereof) of any check, instrument or other item which was deposited in the Store Account and which has been returned unpaid for reasons of insufficient funds or has otherwise not been collected. You hereby acknowledge and agree that all such interest, costs, fees and expenses shall be for the account of the Company and in the event the amounts in the Store Account are insufficient to reimburse you for the same, the Company hereby agrees to reimburse you for such interest, costs, fees and/or expenses immediately upon your demand therefor in immediately available funds.

     The Bank shall have no duty to inquire into the source or use of any monies, checks, drafts, instruments or other items or amounts deposited into the Store Account. The Company hereby agrees that any deposits of monies, checks, drafts, instruments or other items into or withdrawals from the Store Account now or hereafter directed by the Agent are authorized by the Company and the Company acknowledges that it has no right to direct such transfers at any time. The Bank shall be fully protected in acting on any instruction of the Agent with respect to the Store Account without making any inquiry as to the Agent's authority to give such instruction.

     The Company consents and agrees to the foregoing, authorizes the Bank to enter into this letter agreement, and agrees to indemnify and hold harmless the Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of the Bank's compliance with the terms of this letter, except such as result from the Bank's gross negligence or willful misconduct, and in no event shall the Bank be liable for any consequential, indirect or special damages.

     This letter agreement is binding upon each of the undersigned and you and each of our respective successors and assigns and shall inure to the benefit of each of us and other respective successors and assigns. It supersedes all prior agreements, oral or written, with respect to the


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subject matter hereof, and may not be modified without the prior written consent of each of the parties hereto.

     This letter agreement may be terminated only as follows: (1) you may terminate this letter agreement and the Store Account at any time which is thirty (30) days or more after the date you shall have given written notice of such termination to the Agent and (ii) the Agent may terminate this letter agreement and the Store Account at any time which is thirty (30) days or more after the date the Agent shall have given written notice of such termination (sent to each of the Company and you).

     Any notice hereunder shall be delivered to the relevant party hereto at the address and to the attention of such party set forth below, or at such other address or to the attention of such other party as the party to be addressed may specify by written notice delivered to each other party hereto. No termination shall affect or impair any of the agreements, rights or obligations hereunder of any party with respect to any periods of time prior to the date of such termination.


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      This letter agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and applicable federal law. This letter agreement shall become effective immediately upon being executed by all of the parties hereto.

                                       Very truly yours,

                                       CHARLOTTE RUSSE, INC.


                                       By: /s/ LON GILBERT
                                           ------------------------------
                                       Name: Lon R. Gilbert
                                       Title: Chief Financial Officer
                                       Address: 5015 Shoreham Place
                                                San Diego, CA 92122

                                       Telephone:
                                       Telecopier:
                                       Attention:

                                       BANKBOSTON, N.A., AS THE AGENT


                                       By: /s/ DEBRA ZURKA
                                           ------------------------------
                                       Name: Debra Zurka
                                       Address: 100 Federal Street
                                                Boston, MA 02110
                                       Telephone:  (617) 434-2683
                                       Telecopier: (617) 434-6685
                                       Attention:  Terese A. McLaughlin


Acknowledged and agreed to this
3rd day of December, 1997

[NAME OF BANK]

By: /s/ KARIN BARNES
    ---------------------------
Name: Karin S. Barnes
Title: Vice President
Address: 450 B Street
         Mezzaine Level
         San Diego, CA 92101

Telephone: (619) 515-7507
Telecopier: (619) 515-7524
Attention: Karin S. Barnes


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